EXHIBIT 99.1

On December 14, 2014, Ashford Hospitality Trust, Inc. ("Ashford Trust" or the "Company") executed a Letter Agreement (the “Agreement”) with PRISA III Investments ("PRISA III"). The Agreement was approved by the investment committee of Prudential Real Estate Investors ("PREI"), the investment manager of PRISA III, and fully executed and delivered to the Company on December 15, 2014. Pursuant to the Agreement, Ashford Trust agreed to purchase and PRISA III agreed to sell (the “Transaction”) all of PRISA III’s right, title and interest in and to its approximately 28.26% interest in PIM Highland Holding LLC (“PIM Highland”). The transaction closed on March 6, 2015 at which time Ashford Trust owned 100% of PIM Highland. The fair value of the net assets of PIM Highland at the time of the acquisition was approximately $772.8 million. The Company has not finalized the purchase price allocation related to the assets acquired. Upon closing, $907.6 million of assumed mortgage loans due March 2015 were refinanced with a $1.07 billion non-recourse mortgage loan due April 2017. The unaudited pro forma financial information has been prepared for informational purposes only and does not purport to be indicative of what would have resulted had the acquisition and related transactions occurred on the date indicated or what may result in the future.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of December 31, 2014
(in thousands, except share amounts)

	Ashford Trust Consolidated Historical (A)	PIM Highland JV Portfolio(B)	Adjustments(C)		Ashford Trust Consolidated Pro Forma
Assets
Cash and cash equivalents	$215,063	$29,194	$(240,053)	(C)(i)	$214,332
			210,128	(C)(viii)
Marketable securities	63,217	—	—		63,217
Total cash, cash equivalents and marketable securities	278,280	29,194	(29,925)		277,549
Investment in hotel properties, net	2,128,611	1,197,862	565,243	(C)(ii)	3,891,716
Restricted cash	85,830	113,871	(65,358)	(C)(viii)	134,343
Accounts receivable, net of allowance	22,399	12,823	—		35,222
Inventories	2,104	1,920	—		4,024
Notes receivable, net of allowance	3,553	—	—		3,553
Investment in unconsolidated entities	206,790	—	(144,784)	(C)(iii)	62,006
Deferred costs, net	12,588	1,773	(1,588)	(C)(iv)	30,961
			18,188	(C)(viii)
Prepaid expenses	7,017	8,113	—		15,130
Derivative assets, net	182	—	—		182
Other assets	17,116	9,343	8,730	(C)(v)	25,187
			(10,002)	(C)(i)
Due from Ashford Prime OP, net	896	—	—		896
Due from affiliates	3,473	—	(3,473)	(C)(vi)	—
Due from third-party hotel managers	12,241	19,844	—		32,085
Total assets	$2,781,080	$1,394,743	$337,031		$4,512,854
Liabilities and Equity
Liabilities:
Indebtedness	$1,954,103	$1,116,383	3,527	(C)(vii)	$3,236,971
			162,958	(C)(viii)
Accounts payable and accrued expenses	71,118	36,565	—		107,683
Dividends payable	21,889	—	—		21,889
Unfavorable management contract liabilities	5,330	—	—		5,330
Due to Ashford Inc., net	8,202	—	—		8,202
Due to related party, net	1,867	5,192	(3,473)	(C)(vi)	3,586
Due to third-party hotel managers	1,640	—	—		1,640
Liabilities associated with marketable securities and other	6,201	—	—		6,201
Other liabilities	1,233	8,480	20,137	(C)(v)	29,850
Total liabilities	$2,071,583	$1,166,620	$183,149		$3,421,352
Redeemable noncontrolling interests in operating partnership	177,064	—	49,677	(C)(ix)	226,741
Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A Cumulative Preferred Stock, 1,657,206 shares issued and outstanding at December 31, 2014	17	—	—		17
Series D Cumulative Preferred Stock, 9,468,706 shares issued and outstanding at December 31, 2014	95	—	—		95
Series E Cumulative Preferred Stock, 4,630,000 shares issued and outstanding at December 31, 2014	46	—	—		46
Common stock, $0.01 par value, 200,000,000 shares authorized, 124,896,765 shares issued, 89,439,624 shares outstanding at December 31, 2014	1,249	—	—		1,249
Additional paid-in capital	1,706,274	228,123	(250,055)	(C)(i)	1,706,445
			565,243	(C)(ii)
			(144,784)	(C)(iii)
			(1,588)	(C)(iv)
			(11,407)	(C)(v)
			(3,527)	(C)(vii)
			(381,834)	(C)(ix)
Accumulated deficit	(1,050,323)	—	332,157	(C)(ix)	(718,166)
Treasury stock, at cost (35,457,141 shares at December 31, 2014)	(125,725)	—	—		(125,725)
Total stockholders’ equity of the Company	531,633	228,123	104,205		863,961
Noncontrolling interests in consolidated entities	800	—	—		800
Total equity	532,433	228,123	104,205		864,761
Total liabilities and equity	$2,781,080	$1,394,743	$337,031		$4,512,854
See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(A)
Represents the historical consolidated balance sheet of Ashford Trust as of December 31, 2014, as reported in its Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 2, 2015.

(B)
Represents the historical consolidated balance sheet of PIM Highland as of December 31, 2014, as included in Exhibit 99.1 of Amendment No. 1 to Ashford Trust's Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 31, 2015.

(C)
Represents adjustments for Ashford Trust’s purchase of the remaining ownership interest in PIM Highland as of December 31, 2014, which include; (i) the cash consideration to be paid, net of deposit; (ii) the remeasurement of investment in hotel properties, net to fair value upon acquiring a controlling interest in PIM Highland; (iii) the elimination of investment in unconsolidated entities as a result of consolidating PIM Highland; (iv) the removal of deferred costs that would not have any fair value assigned upon acquisition; (v) the remeasurement of intangible assets and liabilities associated with above/below market leases upon acquiring a controlling interest in PIM Highland; (vi) the elimination of due to/from affiliates between Ashford Trust and PIM Highland upon consolidation; (vii) the remeasurement of indebtedness to fair value upon acquiring a controlling interest in PIM Highland; and (viii) the deferred loan costs, return of restricted cash and additional proceeds associated with the refinancing of indebtedness in conjunction with the acquisition of a controlling interest in PIM Highland; and (ix) represents the reclassification of the gain associated with acquiring a controlling interest in PIM Highland from additional paid-in capital to accumulated deficit and redeemable noncontrolling interests in operating partnership.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2014
(in thousands, except share and per share amounts)

	Ashford Trust Consolidated Historical (A)	PIM Highland JV Portfolio(B)	Adjustments (C)		Ashford Trust Consolidated Pro Forma
Revenue
Rooms	$640,325	$339,538	$—		$979,863
Food and beverage	112,701	110,803	—		223,504
Other	26,958	16,362	—		43,320
Total hotel revenue	779,984	466,703	—		1,246,687
Advisory services revenue	10,724	—	—		10,724
Other	4,141	—	(3,680)	(C)(i)	461
Total Revenue	794,849	466,703	(3,680)		1,257,872
Expenses
Hotel operating expenses:
Rooms	143,751	73,824	—		217,575
Food and beverage	77,653	71,619	—		149,272
Other expenses	254,495	142,136	(235)	(C)(ii)	396,396
Management fees	31,125	15,128	—		46,253
Total hotel operating expenses	507,024	302,707	(235)		809,496
Property taxes, insurance and other	38,499	23,726	—		62,225
Depreciation and amortization	110,653	60,955	34,588	(C)(iii)	206,196
Impairment charges	(415)	—	—		(415)
Gain on insurance settlement	(5)	—	—		(5)
Transaction costs	625	—	—		625
Advisory services fee	4,533	—	—		4,533
Corporate general and administrative	57,243	4,392	(3,680)	(C)(i)	57,955
Total Operating Expenses	718,157	391,780	30,673		1,140,610
Operating income	76,692	74,923	(34,353)		117,262
Equity in earnings of unconsolidated entities	2,495	—	(5,482)	(C)(iv)	(2,987)
Interest income	62	53	—		115
Other income	6,573	—	—		6,573
Interest expense and amortization of premiums and loan costs	(114,502)	(59,456)	(6,658)	(C)(v)	(180,616)
Write-off of loan costs and exit fees	(10,353)	—	—		(10,353)
Unrealized loss on marketable securities	(332)	—	—		(332)
Unrealized loss on derivatives	(1,100)	(44)	—		(1,144)
Income (loss) from continuing operations before income taxes	(40,465)	15,476	(46,493)		(71,482)
Income tax (expense) benefit	(1,266)	(4,294)	—	(C)(vi)	(5,560)
Income (loss) from continuing operations	(41,731)	11,182	(46,493)		(77,042)
Income from discontinued operations	33	—	—		33
Gain on sale of hotel property, net of tax	3,491	—	—		3,491
Net income (loss)	(38,207)	11,182	(46,493)		(73,518)
Loss from consolidated entities attributable to noncontrolling interests	406	—	—		406
Net loss attributable to redeemable noncontrolling interests in operating partnership	6,400	—	3,112	(C)(vii)	9,512
Net income (loss) attributable to the Company	(31,401)	11,182	(43,381)		(63,600)
Preferred dividends	(33,962)	—	—		(33,962)
Net income (loss) available to common stockholders	$(65,363)	$11,182	$(43,381)		$(97,562)
Income (loss) per share – basic and diluted:
Loss from continuing operations attributable to common stockholders	$(0.75)
Income from discontinued operations attributable to common stockholders	—
Loss attributable to common stockholders	$(0.75)
Weighted average common shares outstanding—basic and diluted	87,622
Dividends declared per common share	$0.48
Amounts attributable to common stockholders:
Loss from continuing operations, net of tax	$(31,430)	$11,182	$(43,381)		$(63,629)
Income from discontinued operations, net of tax	29	—	—		29
Preferred dividends	(33,962)	—	—		(33,962)
Net income (loss) attributable to common stockholders	$(65,363)	$11,182	$(43,381)		$(97,562)

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(A)
Represents the historical consolidated statement of operations of Ashford Trust for the year ended December 31, 2014, as reported in its Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 2, 2015.

(B)
Represents the historical consolidated statement of operations of PIM Highland for the year ended December 31, 2014, as included in Exhibit 99.1 of Amendment No. 1 to Ashford Trust's Annual Report on Form 10-K for the year ended December 31, 2014 filed on March 31, 2015.

(C)
Represents adjustments for PIM Highland for the year ended December 31, 2014; which include; (i) the elimination of corporate general and administrative expenses of PIM Highland and other revenue of Ashford Trust related to services provided by Ashford Trust for the year ended December 31, 2014, as a result of the consolidation of PIM Highland; (ii) adjustment to lease expense as a result of the remeasurement of intangible assets and liabilities associated with above/below market leases upon acquiring a controlling interest in PIM Highland; (iii) additional depreciation expense as a result of the remeasurement of investment in hotel properties, net to fair value upon acquiring a controlling interest in PIM Highland; (iv) the removal of equity in earnings as a result of consolidating PIM Highland; (v) adjustment to interest expense and amortization of premiums and loan costs as a result of the remeasurement of indebtedness to fair value upon acquiring a controlling interest in PIM Highland and the refinancing of indebtedness; (vi) no further adjustment to income tax expense to reflect total income tax expense as if the consolidated group filed with PIM Highland; and (vii) adjustment to loss attributable to redeemable noncontrolling interests in operating partnership for the incremental operating results of PIM Highland based on ownership interests of 13.01% for the year ended December 31, 2014.The adjustment does not reflect the estimated gain of $381.8 million resulting from acquiring a controlling interest in PIM Highland.